UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2008
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 8, 2009, Celsius Holdings, Inc. (the “Company”) entered into a $6.5 million non-revolving line of credit with CDS Ventures of South Florida, LLC (“CDS”), a company controlled by Carl DeSantis.  CDS is one of the Company’s largest stockholders. The line of credit matures on September 8, 2012. The interest rate is Libor plus three percent. The note is convertible to the company’s common stock at (a) the lower of $0.40 and fair market value until December 31, 2011 and (b) the higher of $0.40 and fair market value after December 31, 2011. The loan cannot be repaid prior to September 1, 2011, after this date the loan can be repaid in cash.

In connection with the revolving line of credit, the company has also entered into a loan and security agreement under which it has pledged all its assets as security for the line of credit.

The foregoing description of the non-revolving line of credit, loan and security agreement and registration rights agreement are qualified in their entirety by reference to the full text of the form of note and loan and security agreement, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, which are incorporated herein in their entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation

The foregoing description of the non-revolving line of credit is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01	Exhibits

 (d) Exhibits.

10.1	Convertible note issued to CDS Ventures of South Florida, LLC.
10.2	Loan and Security Agreement between Celsius Holdings, Inc and CDS Ventures of South Florida, LLC.
10.3	Registration Rights Agreement between Celsius Holdings, Inc and CDS Ventures of South Florida, LLC.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: September 9, 2009	By: s/Jan Norelid
Jan Norelid
Chief Financial Officer

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